UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 7, 2005
(Date of earliest event reported)

_________________________

TRANSACTION SYSTEMS ARCHITECTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

224 South 108th Avenue,
Omaha, Nebraska 68154
(Address of principal executive offices, including zip code)

(402) 334-5101
(Registrant’s telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 7, 2005, Transaction Systems Architects, Inc. and its subsidiaries (collectively referred to as the “Company”), entered into a Separation Agreement and General Release with Dennis D. Jorgensen (the “Jorgensen Separation Agreement”), an executive officer of the Company. The Jorgensen Separation Agreement provides the terms and conditions of Mr. Jorgensen’s termination of employment with the Company, which will be effective October 21, 2005. Mr. Jorgensen’s last day of active service with the Company was October 7, 2005. Pursuant to the Jorgensen Separation Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by this reference, the Company will pay Mr. Jorgensen a lump sum severance compensation payment of $104,000, as well as other compensation, including the payment of any bonus due to Mr. Jorgensen under the Company’s 2005 Management Incentive Compensation Plan and sixty (60) days of outplacement services. Mr. Jorgensen will be subject, in certain circumstances, to non-competition and non-solicitation obligations for a period of twelve (12) months from his termination date and he will continue to be subject to certain confidentiality obligations.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release dated October 7, 2005 between Dennis Jorgensen and Transaction Systems Architects, Inc. and its subsidiaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSACTION SYSTEMS ARCHITECTS, INC.
Date: October 12, 2005	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Release dated October 7, 2005 between Dennis Jorgensen and Transaction Systems Architects, Inc. and its subsidiaries